                                                                EXHIBIT 10.16

                              RUDDICK CORPORATION
                        INCENTIVE STOCK OPTION AGREEMENT

                                  Pursuant to

                        1993 INCENTIVE STOCK OPTION PLAN


        THIS AGREEMENT, made and entered into as of the 15th day of November, 1995, by and between Ruddick Corporation, a North Carolina corporation (the "Corporation") and

             R.N. BRIGDEN
----------------------------------------------------------------------------

of           RUDDICK CORPORATION                          (the "Optionee").
   ------------------------------------------------------

        WHEREAS, the Corporation has adopted the Ruddick Corporation 1988 Incentive Stock Option Plan (the "Plan"); and

        WHEREAS, Optionee is now in the employment of the Corporation or one of its subsidiaries as a key employee and the Corporation desires to grant Optionee and option pursuant to the Plan;

        NOW, THEREFORE, the Corporation and Optionee agree as follows:

        1. Subject to the terms and conditions set forth herein and in the Plan, the Corporation grants to Optionee, during the seven-year period commencing on the date of this Agreement and ending on the date which is seven years thereafter (hereinafter called the "Option Period"), the option to purchase from the Corporation, from time to time, as herein more specifically stated, at a price of $11.4375 per share, up to but not exceeding in the aggregate 6,000 shares of the Corporation's Common Stock, which option may be exercised as follows:

             (a) The aggregate number of shares optioned shall be divided into five (5) equal installments and one such installment shall be allotted to each year commencing on the first anniversary of the Option Period and on each of the next four anniversary dates thereof which are included in the Option Period, and the option granted shall become exercisable with respect to the installment allotted to each such year, in whole or in part (subject to subsection (e) below), at any time and from time to time, commencing with the first day of such year and prior to the expiration of the Option Period.

             (b) To the extent not exercised, installments shall accumulate and be exercisable by the Optionee, in whole or in part (subject to subsection (e) below), in any subsequent year included in the Option Period but not later than the expiration of the Option Period.

                 (c) In the event of either (i) the optionee's death or (ii) the Optionee's retirement with the consent of the Corporation or one of its subsidiaries, the option granted hereby shall become immediately exercisable in full (notwithstanding anything contained in this Section 1 to the contrary) and shall remain exercisable until exercised or terminated in accordance with Section 3(c) or 3(d) hereof.

                 (d) Except as provided in Sections 3 and 6 hereof, no Option may be exercised prior to one year after the date it is granted.

                 (e) Notwithstanding the foregoing, in no event may an Option be exercised at any one time to purchase less than 200 shares of the Corporation's Common Stock.

         2. The option hereby granted shall be exercised by Optionee delivering to the Secretary of the Corporation, from time to time, on any business day, written notice specifying the whole number of shares Optionee then desires to purchase. Payment in full of the option price of such shares must be made at the time the option is exercised. Payment may be made in cash or by certified or official bank check payable to the order of the Corporation for an amount in U.S. dollars equal to the option price of such shares.
Payment may also be made in shares of Common Stock of the Corporation previously held by Optionee or by combining cash and shares previously held. Payment in shares may be made with shares received upon the exercise or partial exercise of the option hereby granted, whether or not involving a series of exercises or partial exercises and whether or not share certificates for such shares surrendered have been delivered to Optionee.

         3. The option hereby granted shall terminate and be of no force or effect upon the happening of the first of the following events:

                 (a)  The expiration of the Option Period;

                 (b) Termination of Optionee's employment, except in case of Optionee's death or retirement with the consent of the Corporation or one of its subsidiaries;

                 (c) The expiration of three months after the date of Optionee's retirement with the consent of the Corporation or one of its subsidiaries; and

                 (d) The expiration of twelve months after the date of death of Optionee.

         Retirement by Optionee in accordance with the provisions of any retirement plan of the Corporation at the normal retirement date under such retirement plan, or if such date is not so determinable, then at or after the attainment of age 65 by

Optionee, shall constitute a retirement with the consent of the Corporation for the purposes of this Agreement. Subject to the provisions of Section 8 hereof, the chief executive officer of the Corporation (the "CEO") shall have absolute and uncontrolled discretion to determine whether any other termination of Optionee's employment is to be considered as retirement with the consent of the Corporation for the purposes of this Agreement and whether an authorized leave of absence or absence on military or government service or otherwise shall constitute a termination of employment for the purposes of this Agreement.

         4. Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the estate, personal representative, or beneficiary to whom this option may be transferred by will or by the laws of descent and distribution, it shall be deemed to include such person.

         5. Optionee shall not be deemed for any purpose to be a shareholder of the Corporation with respect to any shares as to which this option shall not have been exercised and payment made as herein provided and a stock certificate for such shares actually issued to Optionee. No adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance.

         6. In addition to and notwithstanding anything to the contrary contained in the Plan, in the event of (i) the adoption of a plan of merger or consolidation of the Corporation with any other corporation or association as a result of which the holders of the voting capital stock of the Corporation as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation; (ii) the approval by the Board of Directors of the Corporation of an agreement providing for the sale or transfer (other than as security for obligations of the Corporation) of substantially all the assets of the Corporation, or (iii) the acquisition of more than 20% of the Corporation's voting capital stock by any person within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, other than a person, or group including a person, who beneficially owned, as of the effective date of the Plan, more than 5% of the Corporation's securities in the absence of a prior expression of approval of the Board of Directors of the Corporation; any Option granted hereunder shall become immediately exercisable in full, subject to any appropriate adjustments in the number of shares subject to Option and the option price, and shall remain exercisable for the remaining term of such Option, regardless of whether such Option has been outstanding for six months or of any provision contained herein or in the Plan with respect thereto limiting the exercisability of the Option or any portion thereof for any length of time, subject to all of the terms hereof and of the Plan with respect thereto not inconsistent with this paragraph.

         The existence of this option shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporation act or proceeding, whether of a similar character or otherwise.

         7. Anything in this Agreement to the contrary notwithstanding, if, at any time specified herein for the issue of shares to Optionee, any law, or any regulation or requirement of the Securities and Exchange Commission or any other governmental authority having jurisdiction in the premises, shall require either the Corporation or Optionee to take any action in connection with the shares then to be issued, the issue of such shares shall be deferred until such action shall have been taken; the Corporation shall be under no obligation to take such action; and the Corporation shall have no liability whatsoever as a result of the non-issuance of such shares, except to refund to the Optionee any consideration tendered in respect of the exercise price.

         8. Any dispute or disagreement which shall arise under, or as a result of, or pursuant to, this Agreement shall be determined by the CEO in his absolute and uncontrolled discretion; provided, however, that the Committee shall have the right, in its absolute and uncontrolled discretion, to overrule or modify any determination or interpretation made by the CEO pursuant to this Agreement, and in such an event the determinations or interpretations by the Committee shall be final, binding, and conclusive on all persons affected thereby.

         9. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows: to the Secretary of the Corporation, at 2000 Two First Union Center, Charlotte, North Carolina 28282, or at such other address as the Corporation, by notice to Optionee, may designate in writing from time to time; to Optionee, at Optionee's address as shown on the records of the Corporation, or at such other address as Optionee, by notice to the Corporation, may designate in writing from time to time.

         10. Shares of Common Stock issued pursuant to the exercise of this option will be issued only in the name of Optionee and may not be transferred into the name of any agent of or nominee for Optionee until such time as a disposition of such shares would satisfy the holding period requirements of
Section 42A(a)(1) of the Internal Revenue Code of 1986, as amended.

         11. This Agreement is subject to the terms and conditions contained in the Plan, a copy of which is attached hereto and incorporated herein by reference. All capitalized terms used but not defined herein shall have the same meaning as set forth in Section 1 of the Plan, unless the context clearly indicates otherwise.

         IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officer, and Optionee has hereunto set Optionee's hand and seal, all on the day and year first above written.


                                        RUDDICK CORPORATION


Attest:                                 By:  /s/ R.N. Brigden
                                           -------------------------------------

                                        Title:  Vice President - Finance

/s/ D.B. Williford
-----------------------------------

Title:  Secretary

(Corporate Seal)


                                        OPTIONEE:


                                        /s/ R.N. Brigden                  (SEAL)
                                        ----------------------------------